Exhibit 99

Recast Segment Selected Financial Data for the

2014 and 2013 Quarterly Periods

RigNet, Inc. (the Company), a leading global technology solutions provider to the oil and gas industry, presents the following recast segment selected financial data for the 2014 and 2013 quarterly periods, recast based on the Company’s current reportable segments.

As part of the Company’s continuous review of its business and in connection with the acquisition of Inmarsat’s Enterprise Energy business unit in January of 2014, the Company evaluated its current core assets and operations, and organized them into segments. The company is now presenting Telecoms Systems Integration as a separate reportable segment, as this is now a greater portion of the company’s core assets and operations due to the acquisition of Inmarsat’s Enterprise Energy business unit. Certain operating segments are aggregated into one reportable segment based on similar economic characteristics. Accordingly, RigNet now considers its business to consist of three reportable segments:

•	Eastern Hemisphere. The Eastern Hemisphere segment provides remote communications services for offshore drilling rigs and production facilities, as well as, energy support vessels and other remote sites. The Eastern Hemisphere segment services are primarily performed out of the Company’s Norway, United Kingdom, Qatar, and Singapore based offices for customers and rig sites located on the eastern side of the Atlantic Ocean primarily off the coasts of the United Kingdom, Norway, West Africa, around the Indian Ocean in Qatar, Saudi Arabia and India, around the Pacific Ocean near Australia, and within the South China Sea.

•	Western Hemisphere. The Western Hemisphere segment provides remote communications services for offshore and onshore drilling rigs and production facilities, as well as, energy support vessels and other remote sites. The Western Hemisphere segment services are primarily performed out of the Company’s United States and Brazil based offices for onshore and offshore customers and rig sites located on the western side of the Atlantic Ocean primarily in the United States, Canada, Mexico and Brazil, and within the Gulf of Mexico.

•	Telecoms Systems Integration (TSI). The TSI segment designs, assembles, installs and commissions turn-key solutions for customer telecommunications systems. TSI segment solutions are custom designed and engineered turn-key solutions based on the customer’s specifications, as well as, international industry standards and best practices. TSI projects include consultancy services, design, engineering, project management, procurement, testing, installation, commissioning and after-sales service. The TSI segment services are primarily performed out of the Company’s United Kingdom and United States based offices for customers globally.

Corporate and eliminations primarily represents unallocated corporate office activities, interest expenses, income taxes and eliminations.

Segment information has been prepared consistent with the components of the enterprise for which separate financial information is available and regularly evaluated by the chief operating decision-maker for the purpose of allocating resources and assessing performance. Selected segment information for the quarterly periods of 2014 and 2013 is presented below. Prior year information has been recast to conform to the current year presentation.

Selected Financial Data

Three Months Ended
March 31,
2014
(in thousands)
Eastern Hemisphere:
Revenue	$38,022
Cost of revenue	18,693

Gross Profit (non-GAAP measure)	19,329

Gross Profit margin	50.8%
Depreciation and amortization	2,723
Selling, general and administrative	2,984

Operating income	$13,622

Adjusted EBITDA (non-GAAP measure)	$16,691

Adjusted EBITDA margin	43.9%
Western Hemisphere:
Revenue	$21,408
Cost of revenue	12,672

Gross Profit (non-GAAP measure)	8,736

Gross Profit margin	40.8%
Depreciation and amortization	2,763
Selling, general and administrative	2,289

Operating income	$3,684

Adjusted EBITDA (non-GAAP measure)	$6,580

Adjusted EBITDA margin	30.7%
Telecoms Systems Integration:
Revenue	$15,613
Cost of revenue	12,942

Gross Profit (non-GAAP measure)	2,671

Gross Profit margin	17.1%
Depreciation and amortization	1,055
Selling, general and administrative	653

Operating income	$963

Adjusted EBITDA (non-GAAP measure)	$2,011

Adjusted EBITDA margin	12.9%
Corp/Eliminations
Revenue	$—
Cost of revenue	2,214

Gross Profit (non-GAAP measure)	(2,214)

Gross Profit margin
Depreciation and amortization	256
Selling, general and administrative	10,446

Operating income	$(12,916)

Adjusted EBITDA (non-GAAP measure)	$(9,074)

Consolidated
Revenue	$75,043
Cost of revenue	46,521

Gross Profit (non-GAAP measure)	28,522

Gross Profit margin	38.0%
Depreciation and amortization	6,797
Selling, general and administrative	16,372

Operating income	$5,353

Adjusted EBITDA (non-GAAP measure)	$16,208

21.6%

Includes acquired Inmarsat’s Enterprise Energy business unit operations beginning February 1, 2014

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
		(in thousands)
Eastern Hemisphere:
Revenue	$28,615	$31,185	$33,285	$35,902	$128,987
Cost of revenue	13,199	13,607	15,081	16,939	58,826

Gross Profit (non-GAAP measure)	15,416	17,578	18,204	18,963	70,161

Gross Profit margin	53.9%	56.4%	54.7%	52.8%	54.4%
Depreciation and amortization	1,943	2,122	2,219	2,417	8,701
Selling, general and administrative	3,523	4,614	2,960	3,851	14,948

Operating income	$9,950	$10,842	$13,025	$12,695	$46,512

Adjusted EBITDA (non-GAAP measure)	$12,633	$13,446	$14,817	$15,074	$55,970

Adjusted EBITDA margin	44.1%	43.1%	44.5%	42.0%	43.4%
Western Hemisphere:
Revenue	$12,415	$13,141	$13,884	$14,781	$54,221
Cost of revenue	5,281	6,149	6,734	6,898	25,062

Gross Profit (non-GAAP measure)	7,134	6,992	7,150	7,883	29,159

Gross Profit margin	57.5%	53.2%	51.5%	53.3%	53.8%
Depreciation and amortization	1,794	1,848	1,924	1,583	7,149
Selling, general and administrative	1,677	2,090	2,000	2,080	7,847

Operating income	$3,663	$3,054	$3,226	$4,220	$14,163

Adjusted EBITDA (non-GAAP measure)	$5,417	$4,855	$5,142	$5,545	$20,959

Adjusted EBITDA margin	43.6%	36.9%	37.0%	37.5%	38.7%
Telecoms Systems Integration:
Revenue	$11,788	$7,003	$9,687	$9,024	$37,502
Cost of revenue	9,331	4,703	8,180	7,355	29,569

Gross Profit (non-GAAP measure)	2,457	2,300	1,507	1,669	7,933

Gross Profit margin	20.8%	32.8%	15.6%	18.5%	21.2%
Depreciation and amortization	1,085	1,075	1,088	1,121	4,369
Selling, general and administrative	130	284	306	337	1,057

Operating income	$1,242	$941	$113	$211	$2,507

Adjusted EBITDA (non-GAAP measure)	$2,327	$2,016	$1,201	$1,337	$6,881

Adjusted EBITDA margin	19.7%	28.8%	12.4%	14.8%	18.3%
Corp/Eliminations
Revenue	$—	$—	$—	$—	$—
Cost of revenue	1,311	1,468	1,145	1,500	5,424

Gross Profit (non-GAAP measure)	(1,311)	(1,468)	(1,145)	(1,500)	(5,424)

Gross Profit margin
Depreciation and amortization	147	204	219	260	830
Selling, general and administrative	7,217	5,571	8,707	7,208	28,703

Operating income	$(8,675)	$(7,243)	$(10,071)	$(8,968)	$(34,957)

Adjusted EBITDA (non-GAAP measure)	$(7,756)	$(6,415)	$(6,710)	$(6,751)	$(27,632)

Consolidated
Revenue	$52,818	$51,329	$56,856	$59,707	$220,710
Cost of revenue	29,122	25,927	31,140	32,692	118,881

Gross Profit (non-GAAP measure)	23,696	25,402	25,716	27,015	101,829

Gross Profit margin	44.9%	49.5%	45.2%	45.2%	46.1%
Depreciation and amortization	4,969	5,249	5,450	5,381	21,049
Selling, general and administrative	12,547	12,559	13,973	13,476	52,555

Operating income	$6,180	$7,594	$6,293	$8,158	$28,225

Adjusted EBITDA (non-GAAP measure)	$12,621	$13,902	$14,450	$15,205	$56,178

	23.9%	27.1%	25.4%	25.5%	25.5%

Does not include Inmarsat’s Enterprise Energy business unit, as RigNet owned these operations beginning February 1, 2014.

Three Months Ended
March 31, 2014
(in thousands)
Reconciliation of Gross Profit to Gross Profit (excluding depreciation and amortization):
Gross profit	$22,054
Depreciation and amortization related to cost of revenue	6,468

Gross Profit (excluding depreciation and amortization)	$28,522

Includes acquired Inmarsat’s Enterprise Energy business unit operations beginning February 1, 2014

Three Months Ended
March 31, 2014
(in thousands)
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$2,308
Interest expense	481
Depreciation and amortization	6,797
(Gain) on sales of property, plant and equipment, net of retirements	(73)
Stock-based compensation	1,148
Acquisition costs	2,332
Income tax expense	3,215

Adjusted EBITDA (non-GAAP measure)	$16,208

Includes acquired Inmarsat’s Enterprise Energy business unit operations beginning February 1, 2014

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
		(in thousands)
Reconciliation of Gross Profit to Gross Profit (excluding depreciation and amortization):
Gross profit	$18,968	$20,414	$20,564	$22,004	$81,950
Depreciation and amortization related to cost of revenue	4,728	4,988	5,152	5,011	19,879

Gross Profit (excluding depreciation and amortization)	$23,696	$25,402	$25,716	$27,015	$101,829

Does not include Inmarsat’s Enterprise Energy business unit, as RigNet owned these operations beginning February 1, 2014

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
		(in thousands)
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,775	$4,915	$2,407	$5,447	$16,544
Interest expense	507	440	432	904	2,283
Depreciation and amortization	4,969	5,249	5,450	5,381	21,049
(Gain) loss on sales of property, plant and equipment, net of retirements	41	33	93	(101)	66
Stock-based compensation	817	713	696	737	2,963
Acquisition costs	-	-	2,791	1,324	4,115
Income tax expense	2,512	2,552	2,581	1,513	9,158

Adjusted EBITDA (non-GAAP measure)	$12,621	$13,902	$14,450	$15,205	$56,178

Does not include Inmarsat’s Enterprise Energy business unit, as RigNet owned these operations beginning February 1, 2014

Non-GAAP Financial Measures

This Current Report on Form 8-K contains the following non-GAAP measures: Gross Profit (excluding depreciation and amortization) and Adjusted EBITDA. Gross Profit (excluding depreciation and amortization) and Adjusted EBITDA are financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s most recent 10-K filing for the year ended December 31, 2013, for a more detailed discussion of the uses and limitations of our non-GAAP financial measures.

GAAP defines gross profit as revenue less cost of revenue, and includes in costs of revenue depreciation and amortization expenses related to revenue-generating long-lived and intangible assets. We define Gross Profit (excluding depreciation and amortization) as revenue less cost of revenue (excluding depreciation and amortization). This measure differs from the GAAP definition of gross profit as we do not include the impact of depreciation and amortization expenses related to revenue-generating long-lived and intangible assets which represent non-cash expenses. We use this measure to evaluate operating margins and the effectiveness of cost management.

We define Adjusted EBITDA as net income (loss) plus interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, (gain) loss on retirement of property and equipment, change in fair value of derivatives, stock-based compensation and IPO or merger/acquisition costs and related bonuses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

About RigNet

RigNet (NASDAQ: RNET) is a leading global provider of managed remote communications, telecoms systems integration and collaborative applications dedicated to the oil and gas industry, focusing on offshore and onshore drilling rigs, energy production facilities and energy maritime vessels. RigNet provides solutions ranging from fully-managed voice and data networks to more advanced applications that include video conferencing and real-time data services to over 1,100 remote sites in over 45 countries on six continents, effectively spanning the drilling and production industry. RigNet is based in Houston, Texas. For more information, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This Current Report on Form 8-K press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.